(313) 465-7000

Exhibit 5.1

July 10, 2026

Decoy Therapeutics Inc.

2450 Holcombe Blvd., Suite X

Houston, Texas 77021

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Decoy Therapeutics Inc., a Delaware corporation (the “Company”), in connection with preparing and filing with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form S-1 (the “Registration Statement”), in connection with the registration under the Securities Act for resale from time to time by the selling stockholders named in the related prospectus included in the Registration Statement (the “Selling Stockholders”) of up to 3,766,500 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Shares consist of (i) up to 592,217 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), (ii) up to 2,961,085 shares of Common Stock issuable upon the exercise of Series A common warrants, Series B common warrants and Series C common warrants (collectively, the “Milestone Warrants”) and (iii) up to 213,198 shares of Common Stock issuable upon the exercise of warrants issued to the placement agent and its designee (the “Placement Agent Warrants” and, together with the Pre-Funded Warrants and the Milestone Warrants, the “Warrants”), in each case issued by the Company in a private placement pursuant to or in connection with that certain Securities Purchase Agreement, dated as of June 26, 2026 (the “Purchase Agreement”), by and between the Company and the purchaser named therein, in each case as described in the Registration Statement and the related prospectus. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

In connection with this opinion letter, we examined originals or copies of such records, instruments, certificates, opinions, memoranda and other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have not independently sought to verify factual matters. In conducting our examination, we assumed, without independent investigation, the genuineness and authenticity of all signatures on original documents, the accuracy, completeness and authenticity of all certificates, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted as copies, and the authenticity of the originals of such copies, the accuracy and completeness of all records made available to us by the Company, and the due authorization, execution and delivery by the Selling Stockholders of all documents where authorization, execution and delivery are prerequisites to the legal effectiveness of such documents. In addition, in connection with this opinion letter, we have assumed that the Shares will be offered in the manner and on the terms identified or referred to in the Registration Statement and the accompanying prospectus, including all supplements and amendments thereto.

Our opinions herein are limited solely to the matters set forth herein. The law covered by the opinions expressed herein is limited to the Delaware General Corporation Law as in effect on the date hereof (the “DGCL”). We are not admitted to practice in the State of Delaware and, with respect to the opinions set forth below, with your permission, we have (i) limited our review to standard compilations available to us of the DGCL, which we have assumed to be accurate and complete, and (ii) not reviewed case law. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion with respect to federal law, including federal securities laws, or state blue sky securities laws. It is understood that this opinion letter is to be used only in connection with the offer and resale of the Shares while the Registration Statement is effective under the Securities Act.

Honigman LLP • 660 Woodward Ave • Suite 2290 • Detroit, Michigan 48226

(313) 465-7000

Based upon, subject to and limited by the foregoing and the following, we are of the opinion that, when the Shares are issued and delivered to the Selling Stockholders upon exercise of the Warrants against payment in full of the consideration therefor (in an amount not less than the par value thereof) in accordance with the terms and conditions of the applicable Warrants and in the manner described in the Registration Statement and the included prospectus, and upon the due registration of the Shares on the books of the transfer agent and registrar of the Company in the name of or on behalf of the Selling Stockholders, the Shares will be validly issued, fully paid and non-assessable.

In giving the opinions set forth above, with respect to the Shares opined on in this opinion letter, we have assumed that (i) at or prior to the time of the delivery of such Shares, the authorization of such Shares will not have been modified or rescinded, and there will not have occurred any change in law affecting such Shares, including their validity or enforceability, (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL, (iii) the Purchase Agreement and the Warrants have been duly authorized, executed and delivered by the Company and the other parties thereto and constitute valid and legally binding obligations of the Company enforceable in accordance with their terms; and (iv) upon the issuance of any of the Shares, the total number of shares of Common Stock then issued and outstanding and reserved for issuance will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation, as amended, and by the board of directors of the Company in connection with the offering contemplated by the Registration Statement.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the related prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission. This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention.

Very truly yours,

/s/ Honigman LLP

Honigman LLP

IP/JHK/JPK

Honigman LLP • 660 Woodward Ave • Suite 2290 • Detroit, Michigan 48226